UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF EARLIEST EVENT REPORTED – JANUARY 31, 2009

TIGER RENEWABLE ENERGY LTD.
(Exact name of Registrant as specified in its charter)

NEVADA	000-51388	84-1665042
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification Number)

Sino Favour Centre
1 On Yip Street
Suite 1302
Chai Wan
Hong Kong
 (Address of principal executive offices)

852-3101-7944
(Registrant's telephone number, including area code)

6600, Trans-Canada
Suite 519
Pointe-Claire, Quebec H9R 4S2
Canada
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01:  Entry into a Material Definitive Agreement.

Dated as of January 31, 2009, Tiger Renewable Energy Ltd. (“Tiger”) and DT Crystal Holdings Limited (“DT”) entered into an Assignment and Assumption Agreement for the assignment of Tiger’s Ninety percent (90%) equity interest in the joint-venture corporation, Xinjiang Yajia Distillate Company Limited in exchange for DT to assume all debt related to the joint-venture and responsibility for raising the additional capital to finalize the project.

The assignment includes all Tiger’s rights and obligations in its capacity as a shareholder of the joint-venture under the Contract of the Joint Venture of Xinjiang Yajia Brewing Company of 23 November, 2006, as amended 6 June, 2007, and any other documents or instruments delivered pursuant thereto and any other rights and obligations it may have for or in relation to the project.

Item 9.01: Financial Statements and Exhibits.

(c) Exhibits:

Exhibit No.	Description

10.1	Assignment and Assumption Agreement

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIGER RENEWABLE ENERGY LIMITED

Date: February 8, 2009	By:	(s) Robert Clarke
Robert Clarke
Chief Executive Officer